EXHIBIT 23.2
Beckstead and Watts, LLP
Certified Public Accountants
3340 Wynn Road, Suite B
Las Vegas, NV 89102
702.257.1984
702.362.0540 (fax)





Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 8, 2004, accompanying the financial statements of DP&D, Inc. on Form SB-2/A for the years ended December 31, 2003 and 2002 and for the period of March 1, 2001 (inception date) through December 31, 2003. We hereby consent to the incorporation by reference of said report on the Registration Statement of DP&D, Inc. on Form SB-2/A.

Signed,

/s/ Beckstead and Watts, LLP

May 5, 2004


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